Emerging Markets Growth Fund, Inc. 6455 Irvine Center Drive, Irvine, California 92618 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

VICTOR D. KOHN, President and Principal Executive Officer, and GREGORY F. NILAND, Treasurer and Principal Financial Officer of Emerging Markets Growth Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended December 31, 2017 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

EMERGING MARKETS GROWTH FUND, INC.	EMERGING MARKETS GROWTH FUND, INC.

/s/ Victor D. Kohn	/s/ Gregory F. Niland
Victor D. Kohn, President and	Gregory F. Niland, Treasurer
Principal Executive Officer
Date: February 28, 2018	Date: February 28, 2018

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to EMERGING MARKETS GROWTH FUND, INC. and will be retained by EMERGING MARKETS GROWTH FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.